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EXHIBIT 4.6

FIRST ADDENDUM TO LOAN AGREEMENT

(THIS AGREEMENT IS SUBJECT TO
ARBITRATION UNDER THE UNIFORM
ARBITRATION ACT OF SOUTH CAROLINA, S.C.
CODE SECTIONS 15-48-10, ET SEQ.)

        THIS FIRST ADDENDUM TO LOAN AGREEMENT (this "Amendment") is made and entered into this 13th day of March, 2002, by and among: (i) BANK OF AMERICA, N.A. ("Lender"); (ii) IHOP PROPERTIES, INC., a California corporation ("Borrower"); and (iii) INTERNATIONAL HOUSE OF PANCAKES, INC., a Delaware corporation, IHOP Corp., a Delaware corporation ("IHOP Parent") and IHOP Realty Corp., a Delaware corporation (collectively, the "Guarantor").

R E C I T A L S

        WHEREAS, on April 27, 2001, Borrower, Guarantor and Lender entered into that certain Loan Agreement (the "Loan Agreement") relating to a $12,018,206.00 loan secured by land, building and fixtures comprising equipment and signage to be used in connection with a thirteen (13) IHOP Restaurants;

        WHEREAS, Borrower, Guarantor and Lender now desire to amend the Loan Agreement to reflect an additional loan to Borrower as evidenced by that certain Promissory Note by Borrower in favor of Lender in the original principal amount of $17,203,432.00 (the "$17,203,432.00 Loan") secured by land, building and fixtures comprising seventeen (17) IHOP Restaurant;

        NOW, THEREFORE, for and in consideration of the $17,203,432.00 Loan, the parties hereto agree as follows:

        1.    Recitals. Borrower, Guarantor and Lender hereby approve the foregoing recitations and agree that said recitations are true and correct in all respects.

        2.    Definitions. As defined in the Loan Agreement, the following terms hereby modified as follows:

  (a)
  "Loan" shall also include the $17,203,432.00 Loan.

  (b)
  "Note" shall also include that certain Promissory Note of even date herewith in the original principal amount of $20,000,000.00.

  (c)
  "Collateral Location" shall also include those certain IHOP Restaurants located at the street addresses listed on Exhibit "A" attached hereto and made a part hereof.

  (d)
  "Equipment Leases" shall also include those certain leases which are described in full on Exhibit "B" attached hereto and made a part hereof.

  (e)
  "Ground Leases" shall also include those certain leases entered into by Borrower which are described in full on Exhibit "C" attached hereto and made a part hereof.

  (f)
  "Guarantor" is amended to reflect that INTERNATIONAL HOUSE OF PANCAKES, INC., a Delaware corporation is the successor by merger to IHOP Restaurants, Inc.

  (g)
  "Subleases" shall also include those certain subleases entered into by Borrower and the Subtenants (as defined in the Loan Agreement) which are described in full on Exhibit "D" attached hereto and made a part hereof. The Subtenants are also the franchisee and operator of the IHOP Restaurants located at the Collateral Locations as designated on Exhibit "A".

  (h)
  "Restaurants" shall be amended to mean INTERNATIONAL HOUSE OF PANCAKES, INC., a Delaware corporation as the successor by merger to IHOP Restaurants, Inc.

        3.    Ratification and Reaffirmation. Borrower and Guarantor hereby ratify and reaffirm each of the Loan Documents and all of Borrower's and Guarantor's covenants, duties and liabilities thereunder.

        4.    Representations and Warranties. Borrower and Guarantor represent and warrant to Lender, to induce Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of the Borrower and/or Guarantor and this Amendment has been executed and delivered by Borrower and Guarantor; and except as may have been disclosed in writing by Borrower and/or Guarantor to Lender prior to the date hereof, all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.

        5.    Expenses of Lender. Borrower agrees to pay all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel.

        6.    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia. The parties stipulate and agree that the Borrower and Guarantor have numerous business operations in the State of Georgia and this Amendment has been made, delivered and is performable in the State of Georgia at Bank's main office in the State of Georgia and the laws of the State of Georgia and applicable United States federal law shall apply and this Agreement shall be construed in accordance with the laws of the State of Georgia and applicable United States federal law. Wherever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Amendment. The invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

        7.    Successors and Assigns. The Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        8.    No Novation, etc. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

        9.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

        10.  Waiver of Notice. Borrower and Guarantor hereby waive notice of acceptance of this Amendment by Lender.

        11.  General. Except as specifically modified herein, all other terms and conditions of the Loan Agreement shall remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the parties have signed and sealed this Amendment on the day and year first above-written.

GUARANTOR:		BORROWER:
INTERNATIONAL HOUSE OF PANCAKES, INC.		IHOP PROPERTIES, INC.

By:		By:

Name:	Richard K. Herzer	Name:	Richard K. Herzer
Title:	Chairman	Title:	Chairman
(CORPORATE SEAL)		(CORPORATE SEAL)

GUARANTOR:		BORROWER:
IHOP REALTY CORP.		IHOP CORP.

By:		By:

Name:	Richard K. Herzer	Name:	Richard K. Herzer
Title:	Chairman	Title:	Chairman
(CORPORATE SEAL)		(CORPORATE SEAL)
BANK/LENDER:
BANK OF AMERICA, N.A.
By:

Name:	Bobby R. Oliver, Jr.
Title:	Vice President

LIST OF EXHIBITS

    Exhibit A—List of Collateral Locations

    Exhibit B—Description of Equipment Leases

    Exhibit C—Description of Ground Leases

    Exhibit D—Description of Subleases

Exhibit "A"

	Unit No.	Location	Street Address	County
1.	596	Florence, SC	2699 David H McLeod Blvd. Florence, SC	Florence
2.	599	North Myrtle Beach, SC	700 Highway 17 N North Myrtle Beach, SC 29582-2908	Horry
3.	947	Ontario, Ca	4422 Ontario Mills Parkway Ontario, CA 91764-5170	San Bernardino
4.	1725	Fairfield, CA	1601 N. Texas Street Fairfield, CA 94533-3813	Solano
5.	1729	West Jordan, UT	7188 Plaza Center Drive West Jordan, UT 84084-1761	Salt Lake
6.	1734	Sandy, UT	10815 State Street Sandy, UT 84070-4104	Salt Lake
7.	1746	Meridian, ID	3525 E Fairview Ave Meridian, ID 83642-5803	Ada
8.	1751	Boise, ID	3599 Federal Way Boise, ID 83705-5221	Ada
9.	1907	Oklahoma City, OK	7708 NW Expressway Oklahoma City, OK 73132-1573	Oklahoma
10.	1914	Hot Springs, AR	3837 Central Ave Hot Springs, AR	Garland
11.	1916	Midwest City, OK	1421 S Air Depot Blvd Midwest City, OK 73110-4811	Oklahoma
12.	1917	Oklahoma City, OK	5201 N Classen Blvd Oklahoma City, OK	Oklahoma
13.	1933	N. Little Rock, AR	4225 Warden Rd North Little Rock, AR 72116-7093	Pulaski
14.	4467	Mount Pleasant, SC	1787 N. Highway 17 Mount Pleasant, SC 29464-3334	Charleston
15.	5325	Omaha, NE	12423 W Center Road Omaha, NE 68144-3927	Douglas
16.	5326	Lincoln, NE	4501 N 27th Street Lincoln, NE 68521-4113	Lancaster
17.	5331	Bellevue, NE	1503 Cornhusker Road Bellevue, NE 68123-4419	Sarpy

Exhibit "B"—Description of Equipment Leases

1.	Equipment Lease by and between International House of Pancakes, Inc., as successor by merger with IHOP Restaurants, Inc., as lessor and Mohamed Makawi, as lessee dated November 22, 2000.
2.	Equipment Lease by and between International House of Pancakes, Inc., as successor by merger with IHOP Restaurants, Inc., as lessor and Manouchehr Haghshenas, as lessee dated June 8, 2001.
3.	Equipment Lease by and between International House of Pancakes, Inc., as successor by merger with IHOP Restaurants, Inc., as lessor and Ontario Mills Foods, Inc., as lessee dated May 29, 2001.
4.	Equipment Lease by and between International House of Pancakes, Inc., as successor by merger with IHOP Restaurants, Inc., as lessor and Stanley Wong, as lessee dated March 30, 2000.
5.	Equipment Lease by and between International House of Pancakes, Inc., as successor by merger with IHOP Restaurants, Inc., as lessor and Stanley Wong, as lessee dated July 18, 2000.
6.	Equipment Lease by and between International House of Pancakes, Inc., as successor by merger with IHOP Restaurants, Inc., as lessor and Stanley Wong, as lessee dated September 13, 2000.
7.	Equipment Lease by and between International House of Pancakes, Inc., as successor by merger with IHOP Restaurants, Inc., as lessor and Randy Pounds, as lessee dated October 21, 2000.
8.	Equipment Lease by and between International House of Pancakes, Inc., as successor by merger with IHOP Restaurants, Inc., as lessor and Randy Pounds, as lessee dated December 28, 2000.
9.	Equipment Lease by and between International House of Pancakes, Inc., as successor by merger with IHOP Restaurants, Inc., as lessor and 1907, Inc., as lessee dated September 14, 2000.
10.	Equipment Lease by and between International House of Pancakes, Inc., as successor by merger with IHOP Restaurants, Inc., as lessor and Bong Chung, as lessee dated September 15, 2000.
11.	Equipment Lease by and between International House of Pancakes, Inc., as successor by merger with IHOP Restaurants, Inc., as lessor and Mohammed Salous, as lessee dated November 17, 2000.
12.	Equipment Lease by and between International House of Pancakes, Inc., as successor by merger with IHOP Restaurants, Inc., as lessor and Yousef Elyassin, as lessee dated December 15, 2000.
13.	Equipment Lease by and between International House of Pancakes, Inc., as successor by merger with IHOP Restaurants, Inc., as lessor and Martin D. Gunaca, as lessee dated September 15, 2001.
14.	Equipment Lease by and between International House of Pancakes, Inc., as successor by merger with IHOP Restaurants, Inc., as lessor and Majid Farshchi, as lessee dated June 30, 2000.
15.	Equipment Lease by and between International House of Pancakes, Inc., as successor by merger with IHOP Restaurants, Inc., as lessor and Frederick Edegbele, as lessee dated November 14, 2000.
16.
Equipment Lease by and between International House of Pancakes, Inc., as successor by merger with IHOP Restaurants, Inc., as lessor and Bernardus Josephus Kramer, Jr. aka Ben J. Kramer, Jr., as lessee dated April 27, 2000.
17.
Equipment Lease by and between International House of Pancakes, Inc., as successor by merger with IHOP Restaurants, Inc., as lessor and Bernardus Josephus Kramer, Jr. aka Ben J. Kramer, Jr., as lessee dated December 30, 2001.

Exhibit "C"—DESCRIPTION OF GROUND LEASES

1.	Ground Lease dated July 26, 2000, between IHOP Properties, Inc., as Tenant and PR Magnolia, LLC, as Landlord; as amended by that certain First Amendment to Ground Lease dated January 23, 2001.
2.
Ground Lease dated February 23, 2001, between IHOP Properties, Inc., as Tenant and The Gator Hole Development, L.L.C., as Landlord; as amended by that certain First Amendment to Ground Lease dated July 19, 2001.
3.
Ground Lease dated May 6, 1999, between IHOP Properties, Inc., as Tenant and Zelman Ontario Gateway, LLC., as Landlord; as amended by that certain First Amendment to Ground Lease dated February 16, 2000; as further amended by that certain Second Amendment to Ground Lease dated August 1, 2000.
4.
Ground Lease dated August 18, 1999, between IHOP Properties, Inc., as Tenant and Property Development Associates, as Landlord; as amended by that certain First Amendment to Ground Lease dated November 15, 1999; as further amended by that certain Second Amendment to Ground Lease dated February 7, 2001.
5.	Ground Lease dated March 22, 2000, between IHOP Properties, Inc., as Tenant and Jordan Landing, L.L.C., as Landlord; as amended by that certain First Amendment to Ground Lease dated November 24, 2000.
6.
Ground Lease dated June 6, 2000, between IHOP Properties, Inc., as Tenant and Amsource Z-Value, L.L.C., as Landlord; as amended by that certain First Amendment to Ground Lease dated July 6, 2000; as further amended by that certain Second Amendment to Ground Lease dated August 23, 2000.
7.	Ground Lease dated April 21, 2000, between IHOP Properties, Inc., as Tenant and TFCM Associates, LLC, as Landlord; as amended by that certain First Amendment to Ground Lease dated December 28, 2000.
8.	Ground Lease dated May 30, 2000, between IHOP Properties, Inc., as Tenant and VFP VC, as Landlord; as amended by that certain First Amendment to Ground Lease dated January 29, 2001.
9.	Ground Lease dated April 26, 2000, between IHOP Properties, Inc., as Tenant and F. Barry Tapp, as Landlord; as amended by that certain First Amendment to Ground Lease dated November 6, 2000.
10.	Ground Lease dated May 31, 2000, between IHOP Properties, Inc., as Tenant and Garrett Enterprises, Inc., as Landlord; as amended by that certain First Amendment to Ground Lease dated November 9, 2000.
11.	Ground Lease dated August 2, 2000, between IHOP Properties, Inc., as Tenant and Commercial Net Lease Realty, Inc., as Landlord; as amended by that certain Rent Start Agreement dated February 1, 2001.
12.	Lease between WRG 567 Trust, a Delaware business trust, as Landlord and IHOP Properties, Inc., as Tenant dated June 8, 2001,
13.
Ground Lease dated June 7, 2001, between IHOP Properties, Inc., as Tenant and Simon Property Group, L.P., as Landlord as amended by that certain First Amendment to Ground Lease dated December 11, 2001.
14.
Ground Lease dated February 11, 2001, between IHOP Properties, Inc., as Tenant and AJS Group II, LLC, as Landlord, as amended by that certain Assignment and Assumption of Lease (Parcel 14, Market Center) between AJS Group II, LLC, as Assignor, Alec H. Chaplin, as Assignee and Consent by Marvin H. Cawley, Jr., individually and as the Personal Representative of the Estate of Sally S. Cawley dated November 29, 2000,, recorded December 20, 2000 at Book T360, Page 128, aforesaid records.
15.	Ground Lease dated November 5, 1999, between IHOP Properties, Inc., as Tenant and Seldin Properties, as Landlord; as amended by that certain First Amendment to Ground Lease dated May 19, 2000.
16.	Ground Lease dated December 9, 1999, between IHOP Properties, Inc., as Tenant and 27 Superior, LLC, as Landlord; as amended by that certain First Amendment to Ground Lease dated July 10, 2000.
17.
Ground Lease dated September 11, 2000, between IHOP Properties, Inc., as Tenant and The 15th & Cornhusker, L.L.C., as Landlord; as amended by that certain Addendum to Ground Lease dated January 30, 2001.

Exhibit "D"—Description of Sublease

1.	Sublease by and between Mohamed Makawi, as Subtenant and IHOP Properties, Inc., as Sublandlord dated November 22, 2000.
2.	Sublease by and between Manouchehr Haghshenas, as Subtenant and IHOP Properties, Inc., as Sublandlord dated June 8, 2001.
3.	Sublease by and between Ontario Mills Foods, Inc., as Subtenant and IHOP Properties, Inc., as Sublandlord dated May 24, 2001.
4.	Sublease by and between Stanley Wong, as Subtenant and IHOP Properties, Inc., as Sublandlord dated March 30, 2000.
5.	Sublease by and between Stanley Wong, as Subtenant and IHOP Properties, Inc., as Sublandlord dated July 18, 2000.
6.	Sublease by and between Stanley Wong, as Subtenant and IHOP Properties, Inc., as Sublandlord dated September 13, 2000.
7.	Sublease by and between Randy Pounds, as Subtenant and IHOP Properties, Inc., as Sublandlord dated October 21, 2000.
8.	Sublease by and between Randy Pounds, as Subtenant and IHOP Properties, Inc., as Sublandlord dated December 28, 2000.
9.	Sublease by and between 1907, Inc., as Subtenant and IHOP Properties, Inc., as Sublandlord dated September 14, 2000.
10.	Sublease by and between Bong Chung, as Subtenant and IHOP Properties, Inc., as Sublandlord dated September 15, 2000.
11.	Sublease by and between Mohammed Salous, as Subtenant and IHOP Properties, Inc., as Sublandlord dated November 17, 2000.
12.	Sublease by and between Yousef Elyassin, as Subtenant and IHOP Properties, Inc., as Sublandlord dated December 15, 2000.
13.	Sublease by and between Martin D. Gunaca, as Subtenant and IHOP Properties, Inc., as Sublandlord dated September 15, 2001.
14.	Sublease by and between Majid Farshchi, as Subtenant and IHOP Properties, Inc., as Sublandlord dated June 30, 2000.
15.	Sublease by and between Frederick Edegbele, as Subtenant and IHOP Properties, Inc., as Sublandlord dated November 14, 2000.
16.	Sublease by and between Bernardus Josephus Kramer, Jr. aka Ben J. Kramer, Jr., as Subtenant and IHOP Properties, Inc., as Sublandlord dated April 27, 2000.
17.	Sublease by and between Bernardus Josephus Kramer, Jr. aka Ben J. Kramer, Jr., as Subtenant and IHOP Properties, Inc., as Sublandlord dated December 30, 2001.

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EXHIBIT 4.6
FIRST ADDENDUM TO LOAN AGREEMENT
Exhibit "A"
Exhibit "B"—Description of Equipment Leases
Exhibit "C"—DESCRIPTION OF GROUND LEASES
Exhibit "D"—Description of Sublease